EXHIBIT 4.9

WEBMD CORPORATION

CONVERTIBLE REDEEMABLE EXCHANGEABLE
PREFERRED STOCK

PURCHASE AGREEMENT
MARCH 4, 2004

PURCHASE AGREEMENT

March 4, 2004

CalPERs/PCG Corporate Partners, LLC
c/o Pacific Corporate Group LLC
1200 Prospect Street, Suite 200
La Jolla, CA 92037
        as Investor

Dear Sirs and Mesdames:

          WebMD Corporation, a Delaware corporation (the “Company”), has duly authorized the sale and issuance to the investor named in Schedule A hereto (the “Investor”) up to 10,000 shares of its Convertible Redeemable Exchangeable Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), having the rights, restrictions, privileges and preferences set forth in the Certificate of Designations in the form attached hereto as Exhibit A (the “Certificate”) filed concurrently with the Secretary of State of the State of Delaware.

          The shares of Preferred Stock will be convertible in accordance with their terms and the terms of the Certificate into shares of the common stock, par value $0.0001 per share (the “Common Stock”), of the Company, and the Company has reserved a sufficient number of its authorized but unissued shares of Common Stock in order to satisfy the rights upon conversion of the shares of Preferred Stock. The shares of Preferred Stock also will be exchangeable for the Company’s 10% Subordinated Notes due 2010 (the “Subordinated Notes”), which will be issued pursuant to an Indenture to be entered into between the Company and the trustee to be named therein (the “Trustee”), substantially in the form attached hereto as Exhibit B (the “Indenture”). The Investor will be entitled to the benefits of the registration rights set forth in Exhibit C with respect to the shares of Common Stock issuable upon conversion of the shares of Preferred Stock, which terms contained in Exhibit C shall be deemed to be incorporated by reference in and to constitute a part of this Agreement.

          In consideration of the representations, warranties, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor agree as follows:

          1. Sale and Purchase. Upon the basis of the warranties and representations and subject to the other terms and conditions herein set forth, the Company hereby sells to the Investor, and the Investor hereby purchases from the Company, the aggregate number of shares of Preferred Stock set forth opposite its name in Schedule A hereto at a purchase price of $10,000 per share of Preferred Stock, for an aggregate purchase price of $100,000,000.

          2. Payment and Delivery. Payment of the purchase price for the shares of Preferred Stock shall be made by wire transfer made payable to the order of the Company or as it shall direct in federal (same day) funds, against delivery of the certificates representing the number of shares of Preferred Stock to be purchased to the Investor, at the offices of Shearman & Sterling LLP, in New York, New York, or at such other place as may be agreed upon by the parties hereto, at 10:00 A.M., eastern standard time, on March 19, 2004 (the “Settlement Date”), concurrently with the delivery of the legal opinions of Shearman & Sterling LLP, counsel to the Company, and Richards, Layton & Finger, P.A., special Delaware counsel to the Company.

          3. Use of Proceeds. The proceeds received by the Company from the sale of the Preferred Stock pursuant to the terms hereof will be used for general corporate purposes, which may include strategic acquisitions.

          4. Representations and Warranties of the Company. The Company represents and warrants to the Investor that as of the date hereof:

               (a) Each document filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) since March 27, 2003, as listed in Schedule B hereto, (i) complied when so filed in all material respects with the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable rules and regulations of Commission thereunder and (ii) when so filed did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents listed in Schedule B hereto, exclusive of any portions of the respective filings that were furnished rather than filed under applicable rules and regulations of the Commission, shall hereinafter be referred to as, the “Specified Exchange Act Documents.” The Company has provided or made available to the Investor such other information, as set forth Schedule C hereto, which, together with the Specified Exchange Act Documents, shall hereinafter referred to as the “Company Information”;

               (b) The statements in the Company’s draft Annual Report on Form 10-K, dated March 4, 2004, under the caption “Part I. Item 1. Business—Government Regulation” as of the date hereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (c) As of December 31, 2003, the Company had an authorized and outstanding capitalization as set forth in the Capitalization table (including the footnotes thereto describing options, warrants and instruments convertible into equity of the Company) attached hereto as Schedule D (the “Capitalization Table”); all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and, except as described or incorporated by reference in the Company Information, are free of statutory or contractual preemptive and similar rights; since December 31, 2003, through and including March 2, 2004, there has been no issuances of any shares of capital stock of the Company, or any options, warrants or securities exercisable for or convertible into capital stock of the Company, other than such shares that were issued pursuant to the Company’s employee benefits, compensation or stock option plans (including stock option agreements under any stock option plan of the Company) or that were issued upon the exercise of securities described in Schedule D;

               (d) The Company has no significant subsidiaries (as defined in Rule 1-02 of Regulation S-X under the Exchange Act) except as listed in an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 (such significant subsidiaries of the Company, collectively, the “Subsidiaries”); (i)(A) each of Porex Corporation, WebMD Inc., Medical Manager Health Systems, Inc. and Envoy Corporation (collectively, the “Material Subsidiaries”) and the Company has been duly incorporated and is validly existing as a corporation under the laws of the jurisdiction of its incorporation, with all requisite corporate power and authority to own its properties and conduct its business as described in the Company Information and (B) with respect to each of the Subsidiaries other than the Material Subsidiaries, such Subsidiary has been duly incorporated and is validly existing as a corporation under the laws of the jurisdiction of its incorporation, with all requisite corporate power and authority to own its properties and conduct its business as described in the Company Information except where such failure to be so duly incorporated, validly existing and with all requisite corporate power and authority would not have a Material Adverse Effect (as defined below); (ii)(A) all of the issued shares of capital stock of each Material Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and to the extent indicated in such exhibit are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except (x) for those encumbrances disclosed in the Company Information, (y) for interests or liens held by others as security for indebtedness of the Company or any Subsidiary, such interests or liens as disclosed in the Company Information, and (x) for transfer restrictions under applicable federal and state securities laws and (B) with respect to each Subsidiary other than the Material Subsidiaries, except to the extent that it would not have a Material Adverse Effect (as defined below), all of the issued shares of capital stock of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and to the extent indicated in such exhibit are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except (x) for those encumbrances disclosed in the Company Information, (y) for interests or liens held by others as security for indebtedness of the Company or any Subsidiary, such interests or liens as disclosed in the Company Information, and (z) for transfer restrictions under applicable federal and state securities laws;

               (e) The Company and each of its Subsidiaries are duly qualified or licensed to do business as foreign corporations and are in good standing in each jurisdiction in which the conduct of their respective businesses or their ownership or leasing of property requires such qualification or license or good standing, except to the extent that the failure, individually or in the aggregate, to be so qualified or licensed or be in good standing would not have a material adverse effect on the operations, business, prospects or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”);

               (f) Neither the Company nor any of the Subsidiaries is in material breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a material breach of, or default under), its respective charter or by-laws, or any material license, indenture, mortgage, deed of trust, bank loan or credit agreement or other material evidence of indebtedness, or any material lease, contract or other material agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries, and the execution, delivery and performance of this Agreement and the execution and filing of the Certificate, and the consummation of the transactions contemplated hereby and thereby, including the issuance of the shares of Preferred Stock, and any redemption thereof, the issuance of the shares of Common Stock upon conversion of the Preferred Stock and the issuance of the Subordinated Notes upon exchange of the Preferred Stock, will not conflict with, or result in any material breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), any provisions of the charter or by-laws of the Company or any of the Subsidiaries or under any provision of any material license, indenture, mortgage, deed of trust, bank loan or credit agreement or other material evidence of indebtedness, or any material lease, contract or other material agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or, to the knowledge of the Company, any decree, judgment or order applicable to the Company or any of the Subsidiaries;

               (g) This Agreement has been duly authorized, executed and delivered by the Company;

               (h) The Indenture has been duly authorized by the Company and when executed and delivered by the Company and the other parties thereto will be a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity;

               (i) The shares of Preferred Stock to be sold to the Investor pursuant to the provisions of this Agreement have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable, and will be issued free of statutory and contractual preemptive rights;

               (j) The shares of Common Stock issuable upon conversion of the Preferred Stock have been duly authorized and validly reserved for issuance upon conversion of the Preferred Stock, and upon conversion of the Preferred Stock in accordance with their terms and the terms of the Certificate will be issued free of statutory and contractual preemptive rights, and such Common Stock, when so issued upon such conversion in accordance with the terms of the Preferred Stock and the Certificate, will be duly and validly issued and fully paid and nonassessable;

               (k) The Subordinated Notes have been duly authorized by the Company for issuance to the Investor upon exchange of their shares of Preferred Stock in accordance with the terms of the Indenture and the terms of the Certificate and, when executed and delivered by the Company and duly authenticated by the Trustee in accordance with the terms of the Indenture, and delivered to the Investor in accordance with the terms of the Certificate and the Indenture, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general principles of equity, and will be entitled to the benefits of the Indenture;

               (l) Assuming the accuracy of the Investor’s representations and warranties and compliance by the Investor with its covenants set forth herein, no approval, authorization, consent or order of or filing with any national, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale by the Company of the Preferred Stock, the shares of Common Stock issuable upon conversion of the Preferred Stock and the Subordinated Notes issuable upon exchange of the Preferred Stock, in each case as contemplated hereby, other than (i) as may be required by federal and state securities laws with respect to the Company’s obligations with respect to the Investor’s registration rights set forth in Exhibit C hereto and (ii) as have been made or obtained on or prior to the applicable time of purchase;

               (m) Ernst & Young LLP, whose reports on the consolidated financial statements of the Company and the Subsidiaries are included in the Company Information, are independent public accountants with respect to the Company as required by the Securities Act of 1933, as amended (the “Securities Act”), and the applicable published rules and regulations thereunder;

               (n) Each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals (collectively, “Consents”) and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule (collectively, “Filings”) and has obtained all necessary Consents from other persons, in order to conduct its respective business, except where the failure to have any such Consent or to have made any such Filing would not have a Material Adverse Effect; neither the Company nor any of its Subsidiaries is in violation of, or in default under, any such Consent or any federal, state, local or foreign law, regulation or rule or, to the knowledge of the Company, any decree, order or judgment applicable to the Company or any of the Subsidiaries which violation or default would have a Material Adverse Effect;

               (o) Except as described or incorporated by reference in the Company Information, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries or any of their respective properties, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which, if determined in a manner adverse to the Company or any Subsidiary, would result in a judgment, decree or order having a Material Adverse Effect;

               (p) Except as would not reasonably be expected to have a Material Adverse Effect, the Company and each Subsidiary have filed on a timely basis all necessary federal, state and foreign income, franchise and other tax returns (other than returns being contested in good faith) and have paid all taxes shown thereon as due (other than those being contested in good faith or which are currently payable without penalty or interest), and the Company has no knowledge of any tax deficiency which has been or might be asserted against the Company or any Subsidiary; all material tax liabilities are adequately provided for within the financial statements of the Company in accordance with generally accepted accounting principles (“GAAP”);

               (q) The Company and the Subsidiaries maintain insurance of the types and in the amounts reasonably believed to be adequate for their business and, to the knowledge of the Company, consistent with insurance coverage maintained by similar companies in similar businesses, all of which insurance is in full force and effect, except where the failure of any of such insurance coverage to be in full force and effect would not have a Material Adverse Effect;

               (r) Neither the Company nor the Subsidiaries are involved in any labor dispute or disturbance nor, to the knowledge of the Company, is any such dispute or disturbance threatened except, in each case, for disputes or disturbances which would not, individually or in the aggregate, have a Material Adverse Effect;

               (s) Except as described or incorporated by reference in the Company Information, the Company and each Subsidiary owns or possesses such licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, know-how, franchises, and other material intangible property and assets (collectively, “Intellectual Property”) necessary to the conduct of their respective businesses as conducted and as proposed to be conducted as described or incorporated by reference in the Company Information, except where the failure to do so would not have a Material Adverse Effect; the Company has no knowledge that it or any Subsidiary lacks or will be unable to obtain any rights or licenses to use any of the Intellectual Property necessary to conduct the business now conducted or proposed to be conducted by it as described or incorporated by reference in the Company Information, except as described or incorporated by reference in the Company Information and except where the failure to have or obtain such rights or licenses would not have a Material Adverse Effect; neither the Company nor any Subsidiary has received any written notice of infringement or of conflict with rights or claims of others with respect to any Intellectual Property which infringement or conflict would have a Material Adverse Effect, except as described or incorporated by reference in the Company Information, and the Company is not aware of any patents of others which are infringed by the Company or any Subsidiaries in such a manner as would have a Material Adverse Effect, except as described or incorporated by reference in the Company Information;

               (t) The audited financial statements and related notes thereto of the Company included or incorporated by reference in the Specified Exchange Act Documents present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the results of operations and cash flows of the Company and its Subsidiaries for the periods specified; such financial statements have been prepared in conformity with GAAP applied on a consistent basis during the periods involved;

               (u) As of the date hereof, subsequent to the respective dates as of which information is stated or incorporated by reference in the Company Information, there has not been (A) any material and unfavorable change in the business, properties, prospects, regulatory environment, results of operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, (B) any transaction entered into by the Company or any of its subsidiaries, which is material to the Company and its subsidiaries, taken as a whole, or (C) any obligation, contingent or otherwise, directly or indirectly, incurred by the Company or any of its subsidiaries which is material to the Company and its subsidiaries, taken as a whole;

               (v) Except as described or incorporated by reference in the Company Information, the Company and the Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not have a Material Adverse Effect.

               (w) Neither the Company nor any affiliate (as defined in Rule 501(b) of Regulation D under the Securities Act, an “Affiliate”) of the Company has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Preferred Stock in a manner that would require the registration under the Securities Act of the Preferred Stock or (ii) offered, solicited offers to buy or sold the Preferred Stock by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act;

               (x) Assuming the accuracy of the representations and warranties of each of the Investor contained herein and compliance by the Investor with its covenants set forth herein, it is not necessary in connection with the offer, sale and delivery of the Preferred Stock to the Investor pursuant to this Agreement, the issuance of shares of Common Stock issuable upon conversion of the Preferred Stock or the issuance of Subordinated Notes upon exchange of the Preferred Stock, to register the Preferred Stock, such Common Stock or the Subordinated Notes under the Securities Act;

               (y) The Company is not and, after giving effect to the offering and sale of the Preferred Stock and the application of the proceeds thereof as described above in Section 3, will not be, required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended;

               (z) Except as set forth in Exhibit D hereto and except for the Investor’s registration rights set forth in Exhibit C hereto, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to register any securities with the Commission;

               (aa) Prior to the date hereof, neither the Company nor any of its Affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the sale of the Preferred Stock contemplated hereby; and

               (bb) Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any shares of Preferred Stock, or any securities of the same or a similar class as the shares of Preferred Stock, other than the shares of Preferred Stock offered or sold to the Investor hereunder.

          5. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company as follows:

               (a) Power and Authority. It has all necessary limited liability company power and authority under all applicable provisions of law to execute and deliver this Agreement to carry out its obligations hereunder. All action on the Investor’s part required for the lawful execution and delivery of this Agreement have been taken. Upon the execution and delivery of this Agreement by the Investor, this Agreement will be the legal, valid and binding agreement of such Investor;

               (b) No Registration. It understands that none of the shares of Preferred Stock, or the shares of Common Stock issuable upon conversion of the Preferred Stock or the Subordinated Notes issuable upon exchange of the Preferred Stock has been registered under the Securities Act. It also understands that the shares of Preferred Stock are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Investor’s representations contained in this Agreement;

               (c) Standstill. It will not, during the period commencing the date hereof through and including the sooner of (i) the date immediately succeeding such date that the Company files its Annual Report on Form 10-K for the year ended December 31, 2003 and (ii) April 5, 2004, directly or indirectly, alone on in concert with any other person, other than the shares of Preferred Stock to be purchased hereby, acquire or sell, offer to acquire or sell, or agree to acquire or sell whether through market purchases, tender or exchange offer, acquisition of control or otherwise, record or beneficial ownership, or any right to acquire or vote, any of the Company’s shares of Common Stock;

               (d) Investor Bears Economic Risk. The Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Investor understands that it must bear the economic risk of this investment indefinitely unless the shares of Preferred Stock are registered pursuant to the Securities Act, or an exemption from registration is available. The Investor understands that the Company has no present intention of registering the shares of Preferred Stock. The Investor also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Investor to transfer all or any portion of shares of Preferred Stock under the circumstances, in the amounts or at the times the Investor might propose;

               (e) Acquisition for Own Account. The Investor is acquiring the Preferred Stock (and the shares of Common Stock issuable upon conversion of the Preferred Stock or the Subordinated Notes issuable upon exchange of the Preferred Stock, if applicable) for the Investor’s own account for investment only, and not with a view towards its distribution, other than in accordance with applicable law;

               (f) Investor Can Protect Its Interest. The Investor represents that by reason of its, or of its management’s, business or financial experience, the Investor has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, the Investor has not undertaken any publication of any advertisement in connection with the transactions contemplated in the Agreement;

               (g) Accredited Investor. The Investor represents that it is an accredited investor (“Accredited Investor”) within the meaning of Regulation D under the Securities Act;

               (h) Company Information. The Investor has had an opportunity to discuss the Company’s business, management and financial affairs with certain members of management of the Company. The Investor has also had the opportunity to ask questions of the Company and its management regarding the terms and conditions of this investment;

               (i) Residence. If the Investor is an individual, then the Investor resides in the state or province identified in the address of the Investor set forth on Schedule A; if the Investor is a partnership, corporation, limited liability company or other entity, then the office or offices of the Investor in which its investment decision was made is located at the address or addresses of the Investor set forth on Schedule A;

               (j) Rule 144. The Investor understands that the shares of Preferred Stock it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144, as presently in effect thereunder, and understands the resale limitations imposed thereby and by the Securities Act;

               (k) No Broker Fee. The Investor represents and warrants that, other than the fee payable to CalPERs/PCG Corporate Partners, LLC as set forth in Schedule E hereof, no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein; and

               (l) Hart-Scott-Rodino Act. The Investor will not hold (within the meaning of the Hart-Scott-Rodino Antitrust Improvements Act of 1975, as amended (the “HSR Act”)) any shares in the capital stock of the Company other than the shares of Preferred Stock to be issued to the Investor hereunder. The Investor intends to acquire such shares of Preferred Stock solely for the purpose of investment and has no present intention of participating in the formulation, determination or direction of the basic business decisions of the Company under Subsection (c)(9) of the HSR Act and rules promulgated thereunder.

          6. Certain Covenants of the Company. The Company hereby agrees that:

               (a) The Company will reserve and keep available at all times, free of preemptive rights, such number of shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue such shares of Common Stock upon conversion of the shares of Preferred Stock in accordance with its terms;

               (b) Neither the Company nor any Affiliate will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) which could be integrated with the sale of the shares of Preferred Stock in a manner which would require the registration under the Securities Act of the shares of Preferred Stock;

               (c) The Company will not solicit or agree to solicit any offer to buy or offer or sell the shares of Preferred Stock by means of any form of general solicitation or general advertising (as those terms are used in Regulation D) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act;

               (d) The Company will not take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the shares of Preferred Stock contemplated hereby;

               (e) So long as any other shares of Common Stock shall then be so listed and so long as any shares of Preferred Stock are then outstanding, the Company shall (i) use its reasonable best efforts to secure the listing of the shares of Common Stock issuable upon conversion of the Preferred Stock (collectively, the “Conversion Shares”) upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and (ii) maintain, so long as any other shares of Common Stock shall then be so listed, such listing of all Conversion Shares from time to time issuable under the terms of the Preferred Stock. So long as any other shares of Common Stock shall then be so listed and so long as any shares of Preferred Stock are then outstanding, the Company shall maintain the Common Stock’s authorization for quotation or listing on The New York Stock Exchange, the American Stock Exchange, Inc. or The Nasdaq National Market or SmallCap Market, as applicable. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 6(e); and

               (f) The Company will not, without the prior written consent of holders of 75% of the shares of Preferred Stock then outstanding, (i) issue any additional shares of Preferred Stock, (ii) create any other class or series of Capital Stock, the terms of which expressly provide that such class or series ranks senior to the Preferred Stock as to rights upon liquidation, winding-up, dividends or dissolution of the Company or (iii) create any class or series of Parity Stock (as such term is defined in the Certificate).

               (g) The Company agrees to use its reasonable best efforts to amend, subject to the approval thereof by the holders of (i) a majority of the shares of Common Stock then outstanding, voting as a separate class, and (ii) a majority of the shares of Preferred Stock then outstanding, voting as a separate class, the Certificate of Incorporation of the Company at the next meeting of the stockholders of the Company to provide that the shares of Preferred Stock shall have the right to vote, on an as-converted basis, on matters that are put to vote of holders of shares of Common Stock of the Company with such number of votes as the Holders shall have had the right to receive had such Holder converted its Preferred Stock into Common Stock immediately prior to the event date, and to provide that the Company will not, without the prior written consent of holders of 75% of the shares of Preferred Stock then outstanding, voting as a separate class, undertake any of the actions set forth in Section 6(f) above. In the event that such amendments to the Certificate of Incorporation are not obtained at such meeting of stockholders, the Company agrees that it will pay to the Investor $250,000.

               (h) The Company agrees that it will pay to CalPERs/PCG Corporate Partners, LLC the fees set forth in Schedule E hereof.

               (i) In the event of any offer made by the Company or any Affiliate of the Company, at the option of the Company, to repurchase or acquire less than all of the shares of Preferred Stock (a “Repurchase Offer”), the Investor shall be entitled to written notice of such Repurchase Offer no less than 15 days prior to the effective date of the repurchase that is the subject of the Repurchase Offer. Such notice shall state the price and all other terms and conditions upon which the Repurchase Offer is made, and the Investor shall be entitled to accept such Repurchase Offer and participate, on a pro rata basis, in such repurchase.

          7. Restrictions on Transfer; Investor Covenants. The Investor hereby agrees that:

               (a) So long as the Investor owns any shares of Preferred Stock, it will not transfer, directly or indirectly, by operation of law or otherwise (including by merger), whether through offers to sell, contracts to sell, pledges, sales of any option or contract to purchase, grants of any option, right or warrant to purchase, the lending of or the entering into any swap or other agreements involving one or more parties, commonly known as “hedging,” in each case, that transfers to another, in whole or in part, any of the economic consequences of ownership of Preferred Stock or shares of Common Stock, whether any of such transactions is to be settled by delivery of shares of Preferred Stock, Common Stock or such other securities, in cash or otherwise. In addition, the Investor shall not sell, transfer or otherwise dispose of (“Transfer”) its Preferred Stock other than in accordance with applicable law, and then only:

               (i) to “qualified institutional buyers” in compliance with the exemption from registration provided by Rule 144A under the Securities Act (“Rule 144A”), to members or partners of the Investor who are Accredited Investors, to other Accredited Investors reasonably acceptable to the Company or otherwise in accordance with Schedule F hereto;

               (ii) in aggregate dollar denominations (which shall be an amount equal to the aggregate number of shares of Preferred Stock multiplied by the Liquidation Preference of such Preferred Stock as set forth in the Certificate) of at least $10 million, or integral multiples thereof, to any single purchaser;

               (iii) upon delivery to the Company of (1) a certificate duly executed by the Investor, as transferor, together with an opinion of counsel reasonably satisfactory to the Company, stating that such Transfer complies with the Securities Act, (2) an acknowledgement and agreement of the transferee to be bound by the terms and conditions of this Section 7 as if such transferee were an Investor and party to this Agreement, (3) a written statement executed by the transferee certifying that such transferee currently does not have any unwound position in any transaction that otherwise would be prohibited by Section 7(a), provided that in the event the transferee is an entity of which the purchaser is a division (the “Purchasing Division”) of a diversified financial institution that engages separately in investment and trading activities, such transferee institution will be exempt from Section 7(a) and from such certification in respect solely of the activities of the divisions of the transferee other than the Purchasing Division that are (A) separately operated as a corporate matter and (B) not permitted to, and not in fact engaging, or proposing to engage in, the activities described in Section 7(a) on behalf of or on concert with the Purchasing Division; and (4) a written representation from such transferee to the effect set forth in Sections 5(d), 5(e), 5(f) and 5(g) hereof; and

               (iv) otherwise in compliance with and subject to the terms and conditions set forth in this Section 7, including the right of the Company to effect a repurchase pursuant to Section 7(c) below;

               (b) in the event that the Investor intends to effect any Transfer, it shall provide prior written notice (the “Transfer Notice”) thereof to the Company, at least 5 trading days prior to the date of the proposed Transfer (the “Transfer Date”), which Transfer Notice shall state the aggregate number of shares, aggregate dollar amount and the stock certificate number of the Preferred Stock proposed to be Transferred (the “Transfer Shares”);

               (c) from and after the Transfer Date, the Company shall have the option to repurchase, at any time and from time to time, out of lawfully available funds, all or a portion of the shares of Preferred Stock then outstanding that are Transfer Shares (other than Transfer Shares subject to Schedule F and other than Transfer Shares acquired by members or partners of the Investor who are Accredited Investors in accordance with this Section 7), at a repurchase price per share equal to 105% of the Liquidation Preference of the Preferred Stock, as set forth in the Certificate;

               (d) shares of Common Stock issued upon conversion of the Preferred Stock, and Subordinated Notes issued upon exchange of the Preferred Stock, shall bear appropriate legends as to restrictions on transfer (a “Restrictive Legend”);

               (e) upon the transfer, exchange or replacement of any Common Stock or Subordinated Notes bearing the Restrictive Legend, the Company (or its transfer agent or registrar) shall deliver only Common Stock or Subordinated Notes, as applicable, that bear the Restrictive Legend until such time as there shall have been delivered to the Company an opinion of counsel reasonably satisfactory to the Company to the effect that the Restrictive Legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act; and

               (f) the Investor will not provide, disclose or otherwise divulge any “Confidential Information” (as such term is defined in the Confidentiality Agreement, dated January 5, 2004, between the Company and Pacific Corporate Group (the “Confidentiality Agreement”)) to any transferee or potential transferee of any shares of Preferred Stock or shares of Common Stock held by it without the prior written consent of the Company.

          The Company agrees that nothing in the provisions of this Section 7 shall be deemed to prohibit or restrict any outright sale of both record and beneficial ownership of the Common Stock issuable upon conversion of the Preferred Stock, subject only to applicable law.

          8. Indemnification.

               (a) The Company agrees to indemnify, defend and hold harmless the Investor, its respective directors and officers, and any person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Investor Indemnified Party”), from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which such Investor Indemnified Party may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any misrepresentation or breach of any representation, warranty, covenant or agreement by the Company in this Agreement.

               (b) The Investor agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a “Company Indemnified Party”), from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which such Company Indemnified Party may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any misrepresentation or breach of any representation, warranty, covenant or agreement by the Investor in this Agreement.

               (c) If any action, suit or proceeding (each, a “Proceeding”) is brought against any person in respect of which indemnity may be sought pursuant to subsection (a) or (b) of this Section 7, such person (the “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing of the institution of such Proceeding and such Indemnifying Party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all fees and expenses; provided, however, that the omission to so notify such Indemnifying Party shall not relieve such Indemnifying Party from any liability which it may have to such Indemnified Party or otherwise. Such Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the employment of such counsel shall have been authorized in writing by such Indemnifying Party in connection with the defense of such Proceeding or such Indemnifying Party shall not have employed counsel to have charge of the defense that is reasonably satisfactory to the Indemnified Party of such Proceeding within 60 days of the receipt of notice thereof or such Indemnified Party shall have reasonably concluded upon written advice of counsel that there may be defenses available to it that are different from, additional to, or in conflict with those available to such Indemnifying Party (in which case such Indemnifying Party shall not have the right to direct that portion of the defense of such Proceeding on behalf of such Indemnified Party, but such Indemnifying Party may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Indemnifying Party), in any of which events such reasonable fees and expenses shall be borne by such Indemnifying Party and paid as incurred (it being understood, however, that such Indemnifying Party shall not be liable for the expenses of more than one separate counsel in any one Proceeding or series of related Proceedings together with reasonably necessary local counsel representing the Indemnified Parties who are parties to such Proceeding). An Indemnifying Party shall not be liable for any settlement or compromise of any such Proceeding effected without its written consent, but if settled or compromised with the written consent of such Indemnifying Party, such Indemnifying Party agrees to indemnify and hold harmless an Indemnified Party from and against any loss or liability by reason of such settlement. An Indemnifying Party shall not, without the prior written consent of any Indemnified Party, effect any settlement of any pending or threatened Proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such Indemnified Party.

               (d) The indemnity agreements contained in this Section 7 and the covenants, warranties and representations of the Company and the Investors contained in this Agreement shall remain in full force and effect (regardless, with respect to representations and warranties of the Company, of any investigation made by on behalf of the Investor, its respective directors or officers or any person who controls the Investor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and shall survive any termination of this Agreement and the issuance and delivery of the shares of Preferred Stock.

          9. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Investor, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Investor or any controlling person of the Investor, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the shares of Preferred Stock.

          10. Fees and Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement; provided, however, that the Company shall reimburse the Investor for reasonable and documented out-of-pocket expenses incurred in connection with the due diligence and legal review related to the transaction contemplated herein, not to exceed $750,000, on the Settlement Date.

          11. Amendment and Waiver.

               (a) This Agreement may be amended or modified only upon the written consent of the Company and holders of at least a majority of the shares of Preferred Stock outstanding (treated as if converted and including any shares of Common Stock into which the Preferred Stock have been converted).

               (b) The obligations of the Company and the rights of the holders of the shares of Preferred Stock under the Agreement may be waived only with the written consent of the holders of at least a majority of the shares of Preferred Stock outstanding (treated as if converted and including any shares of Common Stock into which the Preferred Stock have been converted).

          12. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Investor’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

          13. Headings. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          14. Parties in Interest. The Agreement herein set forth has been and is made solely for the benefit of the Investor and the Company and the controlling persons, directors and officers referred to in Section 7 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (other than a purchaser who acquires Preferred Stock or Common Stock pursuant to Section 7 hereof) shall acquire or have any right under or by virtue of this Agreement.

          15. Entire Agreement. This Agreement, the Exhibits and Schedules hereto, and the other documents delivered pursuant hereto or referred to herein, including the terms and provisions of the Confidentiality Agreement, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

          16. Counterparts. This Agreement may be signed by the parties in any number of counterparts that together shall constitute one and the same agreement among the parties. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

          17. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by facsimile and, if to the Investor, shall be sufficient in all respects if delivered or sent to CalPERs/PCG Corporate Partners, LLC, c/o Pacific Corporate Group LLC, 1200 Prospect Street, Suite 200, La Jolla, CA 92037, Direct Phone: +1 (858) 456-3113, Direct Fax: +1 (858) 456-6018, Attention: Monte Brem, with a copy to Gibson, Dunn & Crutcher LLP, 333 South Grand Avenue, Los Angeles, California 90071, Attention Jennifer Bellah Maguire, Partner, facsimile no. (213) 229-7520, and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 669 River Drive, Center 2, Elmwood Park, New Jersey 07407-1361, Attention: Andrew C. Corbin, Executive Vice-President and Chief Financial Officer, facsimile no. (201) 703-3401, with a copy to Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, Attention: Creighton O’M Condon, Partner, facsimile no.: (212) 848-7179.

          18. Governing Law and Construction. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. THE SECTION HEADINGS IN THIS AGREEMENT HAVE BEEN INSERTED AS A MATTER OF CONVENIENCE OF REFERENCE AND ARE NOT A PART OF THIS AGREEMENT.

          19. Submission to Jurisdiction. Except as set forth below, no Proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company hereby consents to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Proceeding arising out of or in any way relating to this Agreement is brought by any third party against the Investor. The Company and the Investor hereby waive all right to trial by jury in any Proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such Proceeding brought in any such court shall be conclusive and binding thereupon and may be enforced in any other court in the jurisdiction to which the Company is or may be subject by suit upon such judgment.

          If the foregoing correctly sets forth the understanding between the Company and the Investor, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and the Investor.

Very truly yours,
WEBMD CORPORATION

By:		/s/ Andrew C. Corbin

	Name:	Andrew C. Corbin
	Title:	Executive Vice-President and Chief Financial Officer

Accepted and agreed to as of the date first above written:

CALPERS/PCG CORPORATE PARTNERS, LLC

By:  PCG Corporate Partners Investments LLC
Its:  Manager

     By:  Pacific Corporate Group Holdings, LLC
     Its:  Managing Member

              /s/ Christopher Bower

Name:  Christopher Bower
Title:    Chief Executive Officer

EXHIBIT A

Certificate of Designation

[See Exhibit 3.2 to this Annual Report on Form 10-K]

A-1

Exhibit B

Form of Indenture

[See Exhibit 3.2 to this Annual Report on Form 10-K]

B-1

Exhibit C

Registration Rights of the Investor
With Respect to Shares of Common Stock Underlying the Preferred Stock

ARTICLE 1
DEFINITIONS

     1.1 Certain Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement of which this Exhibit C is a part. As used in this Exhibit C:

          (a) “Affiliate” means, with respect to any Person, any other Person which directly or indirectly, by itself or through one or more intermediaries, controls, or is controlled by, or is under direct or indirect common control with, such Person. For purposes of this Exhibit C, none of the Investors nor any of their Affiliates shall be deemed an Affiliate of the Company, and neither the Company nor any of its Affiliates shall be deemed an Affiliate of any Investor.

          (b) “Business Day” is a day other than a Legal Holiday.

          (c) “Certificate” means the Certificate of Designations pursuant to which the Preferred Stock is issued.

          (d) “Common Stock” means the shares of common stock, par value $0.0001 per share, of the Company.

          (e) “control” (including the term “controlled by”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

          (f) “Demand Requests” shall have the meaning set forth in Section 2.1(a) hereof.

          (g) “Demand Registration Statement” shall have the meaning set forth in Section 2.1(a) hereof.

          (h) “Effectiveness Period” shall have the meaning set forth in Section 2.2(c) hereof.

          (i) “Exchange Act” means the Exchange Act of 1934, as amended.

          (j) “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          (k) “Holders” means the Investors and Permitted Holders, if any.

          (l) “Indemnified Persons” shall have the meaning set forth in Section 2.4(a) hereof.

          (m) “Investors” shall mean the parties identified as such in the Purchase Agreement.

          (n) “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the City of New York, in the State of New York or in the city in which the Registrar or the applicable agent administers its corporate trust business.

          (o) “Notice Holders” shall have the meaning set forth in Section 2.1(a) hereof.

          (p) “Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

          (q) “Permitted Holder” means any Person to whom an Investor has assigned any of its rights under this Exhibit C in accordance with Section 2.6 of this Exhibit C.

          (r) “Purchase Agreement” means the purchase agreement, dated March 4, 2004, between the Company and the Investors named therein.

          (s) “Preferred Stock” means the Convertible Redeemable Exchangeable Preferred Stock, par value $0.0001 per share, of the Company.

          (t) “Register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          (u) “Registrable Securities” means all or any portion of (i) the shares of Common Stock that are issued upon conversion of the Preferred Stock in accordance with its terms (the “Underlying Common Stock”) and (ii) any shares of Common Stock that are issued in satisfaction of the Company’s right to redeem shares of Preferred Stock in accordance with the terms of the Certificate (the “Redemption Common Stock”), until the earlier of (1) the date on which such Underlying Common Stock or Redemption Common Stock, as the case may be, has been registered under the Securities Act and disposed of pursuant to an effective registration statement or (2) the date on which all legends restricting transfers of such Underlying Common Stock or Redemption Common Stock have been removed from the related certificates and, if requested by the Holder, the Company shall have delivered to such Holder an opinion of outside counsel reasonably acceptable to such Holder to the effect that the removal of such legend is in accordance with applicable securities laws.

          (v) “SEC” means the U.S. Securities and Exchange Commission.

          (w) “Securities Act” means the Securities Act of 1933, as amended.

          (x) “Suspension Condition” shall have the meaning set forth in Section 2.2(f) hereof.

          (y) “Suspension Period” shall have the meaning set forth in Section 2.2(f) hereof.

ARTICLE 2
REGISTRATION RIGHTS

     2.1 Demand Registration.

          (a) Subject to Section 2.2(a), if, at any time on or after March 19, 2006, the Company shall receive from the Holders, a written request signed by the Holders of at least 40% of the then outstanding Underlying Common Stock and Redemption Common Stock, if any, determined as one class (a “Demand Request”), which Demand Request shall be forwarded by the Company to all Holders, that the Company register under the Securities Act all or any portion of the Registrable Securities, then the Company shall use its reasonable best efforts to cause the Registrable Securities specified in such Demand Request to be registered as soon as reasonably practicable so as to permit the offering and sale thereof by such Holders (the “Notice Holders”) and, in connection therewith, shall, as soon as reasonably practicable, but in any event not later than sixty (60) days (excluding any days which occur during the period of a permitted Suspension Condition pursuant to Section 2.2(f) below) after receipt of a Demand Request, prepare and file with the SEC a registration statement (which may be a shelf registration statement on Form S-3, if such Form S-3 is available for use by the Company) to effect the registration and distribution of the Registrable Securities pursuant to Rule 415(a)(1)(i) under the Securities Act (a “Demand Registration Statement”); provided however that in no event shall the Company be obligated to prepare and file any Demand Registration Statement with respect to less than 20% of the shares of Registrable Securities originally issued; provided further that in the event that the Company or its successor thereto ceases to be a company subject to or in compliance with Section 13 or 15(d) of the Exchange Act, any such Demand Request may, at the option of the Holders and subject to the provisions hereof, be delivered to the Company immediately.

          (b) Each Demand Request shall: (i) specify the number of Registrable Securities intended to be offered and sold by the Notice Holders pursuant thereto; (ii) describe the nature or method of distribution of such Registrable Securities pursuant to such Demand Registration Statement; and (iii) contain the undertaking of the Notice Holders to provide all such information and materials and take all such actions as may be required in order to permit the Company to comply with all applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC thereunder.

     2.2 Registration Procedures, Rights and Obligations. The procedures to be followed by the Company and the Holder, and the respective rights and obligations of the Company and the Holder, with respect to the preparation, filing and effectiveness of the Demand Registration Statement and the distribution of Registrable Securities pursuant thereto, are as follows:

          (a) The Holders, collectively, shall be entitled to make a maximum of two (2) Demand Requests that result in the actual registration of Registrable Securities.

          (b) Any Demand Request that does not result in the corresponding Demand Registration Statement being declared effective by the SEC shall not be counted against the maximum of two (2) Demand Requests to which the Holders are entitled. Any Demand Request that is withdrawn by the Holders for any reason (other than as a result of a materially adverse development on the part of the Company) shall count for purposes of determining the Demand Request to which the Holders are entitled.

          (c) The Company shall use its reasonable best efforts to cause the Demand Registration Statement to be declared effective by the SEC promptly and to keep such Demand Registration Statement continuously effective until the earliest to occur of: (i) the sale or other disposition of all the Registrable Securities so registered; and (ii) the date which is 180 days from the date on which such Demand Registration Statement was declared effective by the SEC (the “Effectiveness Period”). The Company shall prepare and file with the SEC such amendments and supplements to the Demand Registration Statement and prospectus used in connection therewith as may be necessary to make and to keep such Demand Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities proposed to be distributed pursuant thereto during the Effectiveness Period. The Company shall, to the extent reasonably practicable, at least three (3) Business Days prior to filing any Demand Registration Statement or prospectus or any amendments or supplements thereto, furnish to the Notice Holders and its counsel copies of all such documents proposed to be filed and the Notice Holders shall have the opportunity to comment on any information pertaining solely to it and its plan of distribution that is contained therein and the Company shall make the corrections reasonably requested by the Notice Holders with respect to such information prior to filing any such Demand Registration Statement or amendment.

          (d) The Notice Holders named as selling securityholders in any Demand Registration Statement shall not be entitled to offer or sell any securities pursuant to such Demand Registration Statement unless and until the Company has made all required filings with the SEC with respect to the distribution of the Registrable Securities, such filings have become effective, and the Company has notified the Notice Holders so named of the foregoing and that no Suspension Condition then exists. The Company agrees to make all of such required filings, if any, and to use its reasonable best efforts to cause them to so become effective.

          (e) Notwithstanding any other provisions of this Exhibit C, in the event that the Company receives the Demand Request, at a time when the Company (i) has commenced, or has a bona fide intention to commence, a public securities offering transaction, or (ii) non-public material information not otherwise then required by law to be publicly disclosed regarding the Company exists, the immediate disclosure of which would be significantly disadvantageous to the Company, then the Company shall be entitled to suspend, for an aggregate period of up to thirty (30) days after the receipt by the Company of such Demand Request, the filing of any Demand Registration Statement (each of the events or conditions referred to in clauses (i) and (ii) of this sentence is hereinafter referred to as a “Blackout Event”).

          (f) Notwithstanding any other provision of this Exhibit C, in the event that the Company’s board of directors determines that: (i) the prospectus constituting a part of any Demand Registration Statement covering the distribution of any Registrable Securities contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (ii) an offering of Registrable Securities would materially and adversely affect or interfere with any proposed material acquisition, disposition or other similar corporate transaction or event involving the Company (each of the events or conditions referred to in clauses (i) and (ii) of this sentence is hereinafter referred to as a “Suspension Condition”), then the Company shall have the right to suspend the filing or effectiveness of any Demand Registration Statement required pursuant to Section 2.1, or to suspend any distribution of Registrable Securities pursuant thereto for an aggregate period of up to forty-five (45) days (such period hereinafter referred to as a “Suspension Period”) after the delivery of notice from the Company to the Holders of the existence of any Suspension Condition; provided that the 180-day period during which a Demand Registration Statement is required to be declared effective in accordance with the terms of this Exhibit C shall be extended by the duration of any Suspension Period and any additional period during which the amendment or supplement to the prospectus relating to such Demand Registration Statement referred to below has not been delivered. Upon receipt of notice from the Company of the existence of any Suspension Condition, the Holders shall forthwith discontinue to offer or sell Registrable Securities (in the event that such Demand Registration Statement has been declared effective at the time the Notice Holders receive notice that a Suspension Condition has arisen). In the event that the Notice Holders had previously commenced or were about to commence the distribution of Registrable Securities pursuant to a prospectus under an effective Demand Registration Statement then the Company shall, promptly after the Suspension Condition ceases to exist, make available to the Notice Holders an amendment or supplement to such prospectus. If so directed by the Company, the Notice Holders shall deliver to the Company all copies, other than permanent file copies then in the Notice Holders’ possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

          (g) The Company shall promptly notify the Notice Holders of any stop order, injunction or other order or requirement of the SEC issued or, to the Company’s knowledge, threatened to be issued by the SEC with respect to any Demand Registration Statement in which such Notice Holders are named as selling securityholders and will use its reasonable best efforts to prevent the entry of such stop order, injunction or other order or requirement of the SEC or to remove it if entered at the earliest possible date.

          (h) The Company shall furnish to the Notice Holders such number of copies of any prospectus, including any preliminary prospectus and any amended or supplemented prospectus (including in each case all exhibits), in conformity with the requirements of the Securities Act, in which such Notice Holders are named as selling securityholders, as such Notice Holders shall reasonably request in order to effect the offering and sale of any Registrable Securities to be offered and sold.

          (i) The Company shall use its reasonable best efforts to register or qualify the Registrable Securities covered by the Registration Statement under the state securities or “blue sky” laws of such jurisdictions as the Notice Holder shall reasonably request, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and to take any other action which may be reasonably necessary to enable the Notice Holder to consummate the disposition in such jurisdiction of the Registrable Securities owned by the Notice Holder until the earlier to occur of: (i) the sale or other disposition of the Registrable Securities so registered; and (ii) in the case of a Demand Registration Statement, until the date which is 180 days from the date on which such Registration Statement was declared effective by the SEC; provided, however, that the Company shall not be required to take any action that would subject it to the general jurisdiction of the courts of any jurisdiction in which it is not so subject or to qualify as a foreign corporation in any jurisdiction where the Company is not so qualified.

          (j) The Company shall use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any Demand Registration Statement at the earliest possible time.

     2.3 Expenses. All fees and expenses incurred in connection with any Demand Registration Statement, including without limitation all registration, filing and qualification fees, printers’ and accounting fees, fees of the National Association of Securities Dealers, Inc. or listing fees, and all fees and expenses of complying with state securities or “blue sky” laws and the fees and disbursements of counsel for the Company shall be paid by the Company, except that the Holders shall bear and pay any and all fees and expenses incurred in respect of counsel or other advisors to the Holders.

     2.4 Indemnification.

          (a) In the case of any offering registered pursuant to this Exhibit C, to the extent permitted by law, the Company shall indemnify and hold harmless each Notice Holder named as a selling securityholder in the Demand Registration Statement and each of its officers and directors and each person who controls such Notice Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes referred to as an “Indemnified Person”) against any losses, claims, damages, expenses or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Demand Registration Statement under which such Registrable Securities are to be registered under the Securities Act, or any prospectus contained therein or furnished by the Company to any Indemnified Person, or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Company hereby agrees to reimburse such Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Demand Registration Statement or prospectus, or amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person expressly for use therein; provided, further, however, that the Company shall not be liable to any indemnified party in any such case to the extent that such loss, damage, expense, liability or claim (i) arises from an offer or sale by such Notice Holder of Registrable Securities occurring during a Suspension Period, if the indemnified party is a Notice Holder that received from the Company a notice of commencement of any Suspension Period prior to the making of such offer or sale or (2) the Holder fails to deliver at or prior to written confirmation of sale, the most recent prospectus, as amended or supplemented, and such prospectus, as amended or supplemented, would have corrected such untrue statement or omission or alleged untrue statement or omission of a material fact and the Company had previously provided to such Notice Holder such most recent prospectus, as amended or supplemented, in a timely manner and in requisite quantities so as to timely permit such delivery by the Notice Holder.

          (b) Each Notice Holder named as a selling securityholder in any Demand Registration Statement agrees, as a consequence of the inclusion of any of such Notice Holder’s Registrable Securities in such Demand Registration Statement, and each underwriter, selling agent or other securities professional, if any, which facilitates the disposition of Registrable Securities shall agree, as a consequence of facilitating such disposition of Registrable Securities, severally and not jointly, to (i) indemnify and hold harmless the Company, its directors, officers who sign any Demand Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Demand Registration Statement or prospectus, or any amendment or supplement, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Notice Holder, underwriter, selling agent or other securities professional expressly for use therein, and (ii) reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

          (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 2.4, notify such indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under the indemnification provisions of or contemplated by subsection (a) or (b) above. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), including the payment of all fees and expenses. Such indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by such indemnifying party in connection with the defense of such proceeding or such indemnifying party shall not have employed counsel to have charge of the defense that is reasonably satisfactory to the indemnified party of such proceeding within 60 days of the receipt of notice thereof or such indemnified party shall have reasonably concluded upon written advice of counsel that there may be defenses available to it that are different from, additional to, or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct that portion of the defense of such proceeding on behalf of such indemnified party, but such indemnifying party may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnifying party), in any of which events such reasonable fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel in any one proceeding or series of related proceedings together with reasonably necessary local counsel representing the indemnified parties who are parties to such proceeding). An indemnifying party shall not be liable for any settlement or compromise of any such proceeding effected without its written consent, but if settled or compromised with the written consent of such indemnifying party, such indemnifying party agrees to indemnify and hold harmless an indemnified party from and against any loss or liability by reason of such settlement. An indemnifying party shall not, without the prior written consent of any indemnified party, effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

          (d) If the indemnification provided for in this Section 2.4 is unavailable to an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The relative benefit to such indemnifying party and indemnified party shall be determined in such proportion as is appropriate to reflect the benefits received by the Company on the one hand and the Notice Holders on the other hand from the offering of the Registrable Securities. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.4(d) were determined by pro rata allocation (even if the Notice Holders or any underwriters, selling agents or other securities professionals or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 2.4(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Notice Holders and any underwriters, selling agents or other securities professionals in this Section 2.4(d) to contribute shall be several in proportion to the percentage of principal amount of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

          (e) The agreements contained in this Section 2.4 shall survive the transfer of the Registered Securities by the Holders and sale of all the Registrable Securities pursuant to any Demand Registration Statement and shall remain in full force and effect, regardless of any investigation made by or on behalf of the Holders or such director, officer or participating or controlling Person.

     2.5 Information by the Holder. The Holder shall furnish to the Company such information regarding it in the distribution of Registrable Securities proposed by such Holder as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article 2.

ARTICLE 3
MISCELLANEOUS

     3.1 Amendment. The provisions of this Exhibit C may not be amended, modified or supplemented except (a) by an instrument in writing signed by, or on behalf of, the Company and each Investor or (b) by a waiver in accordance with Section 3.3.

     3.2 Waiver. No provision of this Exhibit C may be waived except as set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Exhibit C. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

     3.3 Assignment of Registration Rights. The registration rights set forth in this Exhibit C may be transferred or assigned by an Investor to purchasers of the Preferred Stock or the Registrable Securities; provided that such purchasers of the Preferred Stock or Registrable Securities, as the case may be, agree in writing (i) to be subject to the transfer restrictions applicable to the Preferred Stock and shares of Common Stock issuable upon conversion thereof, as set forth in the Purchase Agreement, and (ii) to otherwise comply with the provisions of this Exhibit C.

     3.4 Severability. Solely in respect of this Exhibit C and not in respect of the provisions within the Purchase Agreement, in the event that any provision of this Exhibit C or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Exhibit C will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Exhibit C with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

     3.6 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Exhibit C was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity, without the necessity of demonstrating the inadequacy of money damages.